Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contacts:

Desirae MacGillivray	DASAN Zhone Solutions Investor Relations
Portavoce PR for DASAN Zhone Solutions Public Relations	Tel: +1 510.777.7013
Tel: +1 760.814.8194 Ext. 2	Fax: +1 510.777.7001
E: desirae.macgillivray@portavocepr.com	E: investor-relations@dasanzhone.com

Dr. Seungdong Lee Named Global Chief Technology Officer for DASAN Zhone Solutions

Oakland, Calif. – June 30, 2017 – DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) announced today that Dr. Seungdong Lee has been appointed as the Global Chief Technology Officer of the company. Effective today, Dr. Lee will lead product innovation, research and development for DASAN Zhone Solutions (DZS) and continue in his role as technology leader of DASAN Network Solutions, Inc., a wholly owned subsidiary of DZS.
Dr. Lee has served in escalating engineering and product development roles at both DASAN Networks and DASAN Network Solutions during the last 20 years. He will be located at DZS headquarters in Oakland, California reporting directly to Co-CEO, Yung Kim.
“Under Dr. Lee’s leadership DZS will continue to focus on engineering toward the next technology standard,” said Kim. “He has the breadth of knowledge to ensure that DZS’ innovative product portfolio will continue to provide our customers scalable, affordable networking solutions that will keep them ahead of the technology curve.”
Eric Presworsky will depart DZS effective July 11, 2017. Presworsky was one of the founding engineers of Zhone Technologies, Inc. and spent the past 18 years overseeing all technology innovation at the company.
“Eric has made a tremendous impact on the success of DZS,” said Jim Norrod, Co-CEO of DASAN Zhone Solutions, Inc. “He was instrumental in developing the solutions that have allowed DZS to meet the growing bandwidth needs of our carriers and enterprise customers. We are grateful for the contribution he has made to the company.”
About DASAN Zhone Solutions, Inc.
DASAN Zhone Solutions, Inc. (NASDAQ: DZSI) is a global leader in network access solutions for service provider and enterprise networks. The company provides a wide array of reliable, cost-effective networking technologies—including broadband access, Ethernet switching, Passive Optical LAN, and software-defined networks—to a diverse customer base that includes more than 1,000 of the world’s most innovative network operators. DASAN Zhone Solutions is headquartered in Oakland, California, with operations in more than 20 countries worldwide.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding future events or our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions to identify forward-looking statements. In addition, statements that refer to anticipated performance of products or services; plans, objectives and strategies for future operations; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that might cause such a difference include, but are not limited to, our ability to generate sufficient revenue to achieve or sustain profitability; our ability to raise additional capital to fund existing and future operations or to refinance or repay our existing indebtedness; defects or other performance problems in our products; commercial acceptance of our products and services; our ability to successfully develop, introduce and sell new technologies, products and services; changes in the global business environment and economic conditions; changes in relationships with, or the financial condition of, key customers or suppliers; intense competition in the communications equipment market from large equipment companies as well as private companies with products that address the same networks needs as our products; higher than anticipated expenses that we may incur; and other risk factors contained in our SEC filings available at www.sec.gov, including our Forms 10-K, 10-Q and 8-K. Readers are cautioned not to place undue reliance upon any forward-looking statements. The forward-looking statements contained in this press release speak only as of the date of this release and we undertake no obligation to revise or update any forward-looking statements for any reason.